Exhibit 10.17

February 1, 2023

Agreement for Advertising Placement

TO:         cbdMD, Inc.

Attention:

Dear ,

This letter serves as the formal agreement for advertising placement (“Agreement”) between cbdMD, Inc. a Delaware corporation (the “Company”), and a360 Media, LLC, a Delaware limited liability company (“Investor”), whereby Investor will provide professional media support and advertising placement in exchange for an equity interest in the Company (the “Equity Interest”).

1.    Investment. Investor, intending to be legally bound, hereby, irrevocably agrees to purchase the Equity Interest, subject to the terms and conditions set forth herein. The purchase price for up to 6,060,606 shares of the Company common stock as traded on the NYSE American at a current price of $0.33 per share for a total Equity Interest of $2,000,000 (the “Purchase Price”) based on the Company and Investor having agreed that the Company's current price per share is $.30 per share (the “Share Price”). The Shares will vest in accordance with Schedule B with 70% of the Shares being fully vested upon the execution of this Agreement. Any of the Shares which do not vest within the Term (as defined below) shall be forfeited. Investor will pay the Purchase Price for its Equity Interest in the Company by providing the Company with a credit in the amount of $2,000,000 to be used for media support and advertising placement (the “Advertising Placement”) to be provided by the Investor to the Company, subject to insertion orders submitted in writing by the Company, and accepted in writing by Investor (in its sole discretion), that utilize the advertising rates set forth in Schedule A. The Equity Interest, which shall be issued to Investor on the date set forth above, shall be shall be issued under Rule 144a, and shall be issued in book-entry form (unless otherwise directed by Investor in writing). Notwithstanding anything contained herein to the contrary, any investment contemplated herein by Investor in the Company shall be a one-time investment by Investor and Investor will have no obligation whatsoever to invest further in the Company; any further investment by Investor in the Company will be at Investor's sole discretion.

Investor hereby acknowledges that the Equity Interest being offered hereunder has not been registered under the Securities Act of 1933, as amended (the “Act”), and that the Equity Interest is being offered and sold in accordance with exemptions from the registration requirements under the Securities Act of 1933, as amended, (as amended, the “Act”), including, without limitation, Section 4(a)(2) of the Act, as well as applicable state law.

2.    Advertising Placement. Investor hereby agrees that any Equity Interest issued to the Investor hereunder is being provided as consideration for Advertising Placement having an aggregate value equal to the Purchase Price, subject to insertion orders submitted by the Company that utilize the advertising rates set forth in Schedule A. The following terms and conditions apply to the provision of the Advertising Placement:

(a)    The Advertising Placement must be used by Company prior to December 30, 2023 unless otherwise agreed upon in writing by the parties (the “Term”).

3.    Representations and. Warranties of Investor. If the Investor elects to purchase the Equity Interest, the Investor hereby represents, warrants and agrees with the Company as follows:

(a)    Investor is purchasing the Equity Interest for Investor's own account for investment purposes only and not with the intent toward the further sale or distribution thereof.

(b)    Investor is an “accredited investor,” as that term is defined in Regulation D.

(c)    The Equity Interest has not been registered under the Act and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless (i) in accordance with the terms and conditions of the Company (ii) such transaction is the subject of a registration statement, filed with and declared effective by the United States Securities and Exchange Commission (the “SEC”), or unless an exemption from the registration requirements under the Act is available, and (iii) such transaction is registered under applicable state law and regulation or is exempt under such state law and regulation.

(d)    Investor acknowledges that the purchase of the Equity Interest involves a high degree of risk.

(e)    Investor has the sophistication, knowledge and acumen necessary to adequately evaluate an investment in the Company and understands completely the terms, conditions, and risks associated with any such investment in the Company. Investor reads and understands English. Investor has received and reviewed this Agreement.

(f)    Investor understands that no governmental agency has passed on or made any recommendation or endorsement of the purchase of the Equity Interest hereunder.

(g)    Investor has sufficient available financial resources to provide adequately for its current needs, including possible contingencies, and can bear the economic risk of a complete loss of its investment hereunder without materially affecting Investor's financial condition.

(h)    Investor has been furnished any and all materials relating to the Company, and its proposed activities, this investment and anything set forth in this Agreement, which Investor has requested and has been afforded the opportunity to obtain any additional information with respect thereto. The Company has made available to Investor, at a reasonable time prior to the purchase of the Equity Interest, the opportunity to ask questions and receive answers concerning the terms and conditions of the investment, the Company and its business and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.

(i)    The Company, through its representatives, has answered all inquiries of Investor concerning the Company, its business and the investment.

(j)    Investor has relied only on the information contained in this Agreement and the information furnished or made available to Investor by the Company or its representatives, as described above. Any and all preliminary presentation materials, offering materials and agreements previously disseminated are superseded in all respects by this Agreement. Except as set forth in this Agreement, no representations or warranties have been made to Investor, or to Investor's advisers, if any, by the Company, the Company's management, the original founders, or the Company's representatives with respect to the business of the Company or the prospects of the Company, and/or the economic, tax or any other aspects or consequences of a purchase of the Equity Interest. Investor has not relied upon any information concerning the investment, written or oral, other than that contained in this Agreement and the Company's periodic, quarterly and annual filings with the SEC. In addition, Investor has been represented by such legal and tax counsel and others selected by Investor as Investor has found necessary to consult concerning this transaction, and to review and evaluate the tax, economic and other ramifications of an investment in the Company. No representation, warranty or advice of any kind is made by the Company, the Company's management, the original founders, or any other person, with respect to any consequences relating to an investment in the Company.

(k)    Investor, if a corporation, limited partnership, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Equity Interest; such entity has its principal place of business as set forth on the signature page hereof and such entity has not been formed for the specific purpose of acquiring the Equity Interest.

(l)    Investor understands that the Equity Interest has not been registered under the Act and that the issuance of the Equity Interest is being effectuated pursuant to an exemption from the registration requirements under the Act, and that reliance on such exemption is based, in part, upon the information being supplied hereunder by Investor.

(m)    Investor agrees that this Agreement shall be irrevocable upon execution and delivery by Investor, unless applicable state blue sky laws and regulations provide that it shall be revocable.

(n)    Each such beneficial owner's interest in Investor is held for his or her own account, and no beneficial owner holds an interest in Investor on behalf of any other individual or entity.

4.    Corporate Governance Covenants. If the Investor elects to purchase the Equity Interest and subject to Section 14 hereof, then the Company shall timely do the following:

(a)    provide Investor with the Company's quarterly and annual financial statements within the time requirements required for periodic reporting as stipulated by the SEC;

(b)    promptly make its Chief Executive Officer, Chief Financial Officer or any other high level executive available to Investor to discuss Company's financial statements upon Investor's request.

5.    Transferability. This Agreement (including any rights or obligations hereunder) is not transferable or assignable by Investor without the prior written consent of the Company's management, and any such transfer or purported transfer without such consent shall be void ab initio.

6.    Enforcement and Governing Law. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts seated in New York County, New York. The parties hereto hereby accept the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding and acknowledge that venue is proper in such courts. Furthermore, it is agreed that this Agreement shall be construed in accordance with and governed in all respects by the laws of the State of New York, without application of the principles of conflicts of laws.

7.    Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge or change is sought.

8.    Entire Agreement. This Agreement together with the Exhibits, contain all of the understandings, representations and warranties of the parties hereto with respect to the subject matter hereof. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

9.    Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

10.    Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, personal representatives, estate, heirs and legatees.

11.    Captions. The captions in this Agreement are for convenience and reference purposes only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

12.    Number and Gender. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal representatives may reasonably require.

13.    Further Assurances. Investor agrees to execute, acknowledge, and deliver any and all documentation as may be reasonably required from time to time to effect the intent and purpose of this Agreement.

14.    Confidentiality. Investor acknowledges and agrees that any information, documents or data that Investor or Investor's representatives, if any, have acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. Investor agrees not to divulge, communicate or disclose, except as may be required by applicable law or for the performance by Investor of this Agreement, or use to the detriment of the Company or for the benefit of any other person or entity, or misuse in any way, any confidential information of the Company.

15.    Signature Page. The signatures on this Agreement are contained on the applicable Signature Page attached hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, email or other form of electronic transmission shall be deemed to have the same legal effect as a delivery of an original signed copy.

See the attached schedule(s):

Schedule A — Investor Advertising Rates
Schedule B — Vesting Schedule

cbdMD, INC.

EXECUTION PAGE FOR SUBSCRIPTION BY AN ENTITY

The undersigned's signature on this Special Execution Page evidences its agreement to be bound by the foregoing Agreement.

The undersigned represents that (a) he/she has read and understands this agreement, and (b) he/she will immediately notify the Company in writing if any material change in any of the information contained in this Agreement occurs before the acceptance of this Agreement.

$2,000,000	February 1, 2023
Purchase Price[1]	Date Name of Investor Entity exactly as you wish it to appear on the Company Records (Please type or print):

270 Sylvan Avenue, Suite 2220 Englewood Cliffs, NJ 07632	A360 Media, LLC
Address:	Name of Entity

Telephone Number:

E-Mail Address:

United States Taxpayer Identification

Number (if applicable):

1 Purchase Price will be paid to the Company through the Investor's provision of the Advertising Placement having an aggregate value equal to the Purchase Price, subject to insertion orders submitted by the Company that utilize the advertising rates set forth in Schedule A.

The undersigned trustee, partner, manager, member or officer certifies that he or she has full power and authority from the beneficiaries, partners, members, managers, limited partners or directors of the entity named below to execute this agreement on behalf of the entity and to make the representations and warranties made herein on behalf of such entity.

A360 MEDIA, LLC (Print Name of Entity)

By: /s/ Marc Fierman Name: Marc Fierman Title: Executive Vice President, Chief Financial Officer

Accepted and Agreed to:

cbdMD, INC.

By: /s/ Kevin MacDermott

Name: Kevin MacDermott

Title: President

Signature Page

Schedule A

INVESTOR ADVERTISING RATES

Schedule B

VESTING SCHEDULE

●	15% of the shares shall vest upon each Advertising Placement accrue pro-rata as % of the total Advertising Placement; and

●

15% shall vest provided there are no restriction in product categories that the Company is able to market with Investor while Company utilizes the Advertising Placement outlined in this document; provided that Investor's discontinuation of its publication/ownership of Men's Journal shall have no effect on the foregoing Vesting Schedule.